UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

 OF THE SECURITIES EXCHANGE ACT OF 1934

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PETROLIA ENERGY CORPORATION

 (Name of Registrant As Specified In Its Charter)

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PETROLIA ENERGY CORPORATION

 710 N. Post Oak Rd., Suite 512

 Houston, Texas 77024

 Telephone: (832) 941-0011

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

 THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

Dear Stockholders:

We are furnishing this notice and the accompanying Information Statement to the holders of shares of common stock and Series A Convertible Preferred Stock of Petrolia Energy Corporation, a Texas corporation (the “Company”), for informational purposes only pursuant to Section 14(c) of the Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.

The purpose of this Information Statement is to notify our stockholders that effective on          , 2018, the holders of 117,552,544 shares of the Company’s common stock (voting 117,552,544 voting shares) and 124,700 shares of the Company’s Series A Convertible Preferred Stock (voting 23,157,858 voting shares (when taking into account a beneficial ownership and voting limitation associated with such Series A Convertible Preferred Stock as described in greater detail in the Information Statement below)), representing 52.6% of the outstanding common stock, 62.6% of the Company’s outstanding Series A Convertible Preferred Stock, and 123,252,545 total voting shares or 52.5% of the outstanding shares of the Company’s voting stock as of such date, executed a written consent in lieu of the Company’s 2018 annual meeting of stockholders (the “Majority Stockholder Consent”), approving the following matters, which had previously been approved by the Board of directors of the Company on                   , 2018, and recommended to be presented to the majority stockholders for their approval by the Board of Directors on the same date:

●	the appointment of seven members to our Board of Directors (the “Board”);
●	authority for our Board of Directors, without further stockholder approval, to effect a reverse stock split of all of the outstanding common stock of the Company, by the filing of a Certificate of Amendment to the Company’s Certificate of Formation with the Secretary of State of Texas, in a ratio of between one-for-two and one-for-fifty, with the Company’s Board of Directors (the “Board”) having the discretion as to whether or not the reverse split is to be effected, and with the exact exchange ratio of any reverse split to be set at a whole number within the above range as determined by the Board in its sole discretion, at any time before the earlier of (a) May [ ], 2019; and (b) the date of the Company’s 2019 annual meeting of stockholders; and
●	the appointment of MaloneBailey, LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2018.

This notice, the accompanying Information Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “Annual Report”), are being made available on or about               , 2018 to all of our stockholders of record at the close of business on          , 2018.

i

In accordance with Rule 14c-2 of the Exchange Act, the corporate actions will be effective no earlier than twenty (20) days after this Information Statement has been made available to our stockholders, provided that because we are making this Information Statement available on the Internet (as described below), the corporate actions will become effective no earlier than forty (40) days after the date notice of the internet availability of such Information Statement materials is first sent to stockholders, which we expect to be on or approximately               , 2018.

The Company is pleased to utilize the Securities and Exchange Commission rules that allow issuers to furnish stockholder materials to their stockholders on the Internet. Accordingly, we are sending a Notice of Internet Availability of Information Statement Materials, on or about               , 2018 to our stockholders of record as of the close of business on              , 2018. The notice contains instructions on how to access our Information Statement and Annual Report. In addition, the notice contains instructions on how you may receive a paper copy of the Information Statement and Annual Report or elect to receive your Information Statement and Annual Report over the Internet. The Company believes these rules allow it to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the mailing.

The enclosed Information Statement is also available at https://www.iproxydirect.com/BBLS. This website also includes copies of the Information Statement and the Annual Report. Stockholders may also request a copy of the Information Statement and the Company’s Annual Report by contacting our main office at (832) 941-0011.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

BY ORDER OF THE BOARD OF DIRECTORS:

Houston, Texas	/s/ James E. Burns
______________, 2018	James E. Burns
Chairman

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INFORMATION STATEMENT

CERTAIN DEFINED TERMS USED HEREIN

Unless the context requires otherwise, references to the “Company,” “we,” “us,” “our,” “Petrolia” and “Petrolia Energy Corporation” refer specifically to Petrolia Energy Corporation and its consolidated subsidiaries.

In addition, unless the context otherwise requires and for the purposes of this Information Statement only:

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
●	“SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and
●	“Securities Act” refers to the Securities Act of 1933, as amended.

FORWARD-LOOKING STATEMENTS

This Information Statement contains “forward-looking statements.” These statements are based on our current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken in the future. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those set forth in the section on forward-looking statements and in the risk factors in Item 1.A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the Securities and Exchange Commission on April 17, 2018 (the “Annual Report”).

PETROLIA ENERGY CORPORATION

 710 N. Post Oak Rd., Suite 512

Houston, Texas 77024

Telephone: (832) 941-0011

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

GENERAL INFORMATION

This Information Statement is being mailed on or about ___, 2018 to the holders of record at the close of business on _________, 2018 (the “Record Date”) of shares of the common stock and Series A Convertible Preferred Stock of Petrolia Energy Corporation, a Texas corporation, in connection with actions taken by the holders of a majority of our outstanding common stock as follows:

●	the appointment of seven members to our Board of Directors (the “Board”);
●	authority for our Board of Directors, without further stockholder approval, to effect a reverse stock split of all of the outstanding common stock of the Company, by the filing of a Certificate of Amendment to the Company’s Certificate of Formation with the Secretary of State of Texas, in a ratio of between one-for-two and one-for-fifty, with the Company’s Board of Directors having the discretion as to whether or not the reverse split is to be effected, and with the exact exchange ratio of any reverse split to be set at a whole number within the above range as determined by the Board of Directors in its sole discretion, at any time before the earlier of (a) May [ ], 2019; and (b) the date of the Company’s 2019 annual meeting of stockholders; and
●	the appointment of MaloneBailey, LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2018.

Certain of our officers and directors, Quinten Beasley, Leo Womack, Joel Oppenheim, Zel C. Khan, James E. Burns and Saleem Nizami, and certain entities which they own and control (including, but not limited to Jovian Petroleum Corp.), and Ilyas Chaudhary, the beneficial owner of (BSIH Ltd.), who is the father of Mr. Khan, the Company’s Chief Executive Officer, and Rick Wilber, a significant stockholder of the Company, voted 117,552,544 shares of the Company’s common stock (voting 117,552,544 voting shares) and 124,700 shares of the Company’s Series A Convertible Preferred Stock (voting 23,157,858 voting shares (when taking into account the Beneficial Ownership Limitation described below under “Series A Convertible Preferred Stock Beneficial Ownership Limitation”, beginning on page 4)), representing 52.6% of the Company’s outstanding common stock, 62.6% of the Company’s outstanding Series A Convertible Preferred Stock, and 123,252,545 total voting shares or 52.5% of the outstanding shares of the Company’s voting stock as of the Record Date, have executed the Majority Stockholder Consent approving the actions described above.

Each of the actions described above, as approved by the majority stockholders pursuant to the Majority Stockholder Consent effective on _________, 2018, had previously been approved by the Board of Directors of the Company on                   , 2018, and recommended to be presented to the majority stockholders for their approval by the Board of Directors on the same date.

The elimination of the need for a formal meeting of the stockholders to approve the actions is authorized by the Company’s Certificate of Formation and Section 6.202 of the Texas Business Organizations Code (the “Texas Law”). This Section and the Certificate of Formation allow the taking of action without holding a meeting, providing notice, or taking a vote if stockholders having at least the minimum number of votes that would be necessary to take the action that is the subject of the consent at a meeting, in which each stockholder entitled to vote on the action is present and votes, sign a written consent or consents stating the action taken. According to Section 21.728(b)(1) of the Texas Law, an action by the stockholders on a matter other than the election of directors is approved if the affirmative vote of the holders of the majority of all outstanding shares entitled to vote on the action, approve such action and pursuant to Section 21.359 of the Texas Law, directors of every corporation must be elected at the annual meeting of the stockholders by a plurality of the votes cast at the election. In order to eliminate the costs and management time involved in holding an annual meeting and in order to affect the actions described above, the Board of Directors of the Company voted to utilize the written consent of the majority stockholders of the Company and did in fact obtain, the written consent of the majority stockholders to approve the actions described above, pursuant to the Majority Stockholder Consent.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Exchange Act to our stockholders of record on the Record Date. The actions approved by the majority stockholders will be effective no earlier than forty (40) days after the date this Information Statement is first sent to stockholders, which we expect to be on or approximately               , 2018. This Information Statement is being mailed on or about               , 2018 to stockholders of record on the Record Date who did not execute the Majority Stockholder Consent.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under Texas Law are afforded to the Company’s stockholders as a result of the approval of the actions set forth above.

Vote Required

The number of votes cast in favor of the actions described above had to represent a majority of all the outstanding shares entitled to vote on the actions. As of the Record Date, the Company had outstanding 223,675,310 shares of common stock, which each vote one (1) voting share on stockholder matters and 199,100 shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”), which each vote that number of voting shares as equals the number of shares of common stock issuable upon conversion of the Series A Preferred Stock (currently 71.428571 shares of common stock for each share of Series A Preferred Stock), for an aggregate of 14,221,429 total voting shares, provided that as a result of the Beneficial Ownership Limitation, described under “Series A Convertible Preferred Stock Beneficial Limitation”, below, the Series A Preferred Stock were only eligible to vote 11,014,286 total voting shares, for 234,689,596 total aggregate voting shares as of the Record Date. The majority stockholders voted 52.5% of our total voting shares as of the Record Date (as described above) via the Majority Stockholder Consent, to approve the actions described above.

Series A Convertible Preferred Stock Beneficial Ownership Limitation

The Company’s Series Convertible A Preferred Stock includes a blocker prohibiting the conversion of the Series A Convertible Preferred Stock into common stock of the Company, if upon such conversion/exercise the holder thereof would beneficially own more than 4.999% of the Company’s then outstanding common stock, provided such limitation does not apply in the event of an automatic conversion of the Series A Convertible Preferred Stock (the “Beneficial Ownership Limitation”). The Beneficial Ownership Limitation also limits the voting rights of any holders of the Series A Convertible Preferred Stock. The Beneficial Ownership Limitation may be waived by any holder with 61 days prior written notice to the Company. As a result of the Beneficial Ownership Limitation, an aggregate of 44,900 shares of Series A Convertible Preferred Stock beneficially owned by Quinten Beasley, our Director and Joel Oppenheim, our Director, which convert into and would vote an aggregate of 3,207,143 shares of common stock and voting shares, respectively, absent the Beneficial Ownership Limitation, were not eligible to be voted for the matters described herein, and did not count in the number of aggregate voting shares outstanding as of the Record Date, as Mr. Beasley and Mr. Oppenheim each hold over 4.999% of our outstanding common stock prior to the conversion of, or voting rights associated with, the shares of Series A Convertible Preferred Stock which each beneficially own. Notwithstanding the above, Mr. Beasley and Mr. Oppenheim voted the Series A Convertible Preferred Stock shares (but not the voting shares which they represent) in favor of the approval of the matters described herein.

ELECTION OF DIRECTORS

        Pursuant to the Majority Stockholder Consent, upon recommendation of the Board, all seven of the members of our Board of Directors were reelected to hold office until the next annual meeting of stockholders or until their successors have been duly elected and qualified. The following is biographical information on the members of our Board of Directors:

Name	Age	Position	Director Since
Zel C. Khan	44	Chief Executive Officer, President and Director	April 2016
Leo Womack	74	Director	August 2014
Joel Oppenheim	74	Director	June 2015
Quinten Beasley	43	Director	April 2016
James Edward Burns	48	Chairman	April 2017
Saleem Nizami	66	Director	April 2017
Ivar Siem	70	Director	April 2018

Set forth below is a brief description of the background and business experience of each of our current directors, and Tariq Chaudhary, age 48, our Chief Financial Officer:

Directors

Zel C. Khan is an oilfield operator with over 20 years of experience in the Oil & Gas industry. He has successfully operated, both on and offshore, in Texas, Oklahoma, New Mexico and California. He has established a reputation for reducing operating costs on various projects, including a former ConocoPhillips offshore facility located in deep water Gulf of Mexico where he was the Operating Manager. Mr. Khan has also operated in Kern County, California and Alberta, Canada, both are heavy oil fields requiring special operational procedures to maintain low lift costs and strict environmental policies as set by the respective governmental agencies. Mr. Khan holds a Bachelor of Science degree and a Master’s degree from Chapman University, California.

Director Qualifications:

We concluded that Mr. Khan is qualified to serve as our director based on his years of experience in Oil & Gas Operations. He has shown great leadership skill and professionalism, since taking over the role as CEO. He is an integral part of the Company offering a vision for growing the Company in the next few years.

Leo Womack has over 40 years of experience in advising and serving as Director of small micro-capitalization public and private companies. Mr. Womack has been the President of Gulf Equities Realty Advisors, Inc., a diversified real estate portfolio management company, since 1986. From 1969 to 1978, he was the managing partner of a local and later national CPA firm. For the last 25 years he has been a private investor in Real Estate and private and public corporate entities. He has served as President and as Board Chairman of the Houston Angel Network and on National Committees of the Angel Capital Association. Prior to its acquisition by ITT Corporation in 2010, he served as a board member and the audit committee chair for OI Corporation (NASDAQ:OICO). Mr. Womack continues to serve on the Boards of Directors of numerous early stage companies that he or his Family Trust have invested in. Mr. Womack earned a Bachelor of Business Administration in Accounting from Texas A&M University-Kingsville in 1965. Mr. Womack is a licensed Certified Public Accountant (CPA).

Director Qualifications:

We concluded that Mr. Womack is qualified to serve as our director based on his experience guiding small companies’ growth. His wealth of knowledge in Corporate Finance and many years serving as director on other public companies gives Mr. Womack a unique perspective on our Board that we believe will help grow the Company.

Joel Oppenheim currently owns and has operated the Oppenheim Group since 1991. The Oppenheim Group is a real estate consulting firm that has represented multiple Fortune 10 and Fortune 100 companies on their commercial real estate needs throughout the United States. In 2014, Mr. Oppenheim began concentrating on the Oppenheim Group’s investment portfolio including several successful oil and gas investments both in Texas and California. Mr. Oppenheim is a licensed Commercial Real Estate Broker in Texas and graduated from City College of New York - Bernard Baruch School of Business, with a Bachelors of Business Administration in Accounting. Mr. Oppenheim has been an active member of the Houston Angel Network since 2009. He has successfully started and sold numerous businesses throughout his career, including some of the most successful restaurants and clubs in Houston.

Director Qualifications:

We concluded that Mr. Oppenheim is qualified to serve as our director based on his years of experience in contract negotiation, construction and finance. Throughout his career, he has shown great knowledge; skill and professionalism, which we believe will help guide our future operations.

Quinten Beasley is a design engineer and independent businessman with over 25 years of diverse international energy and development experience. Mr. Beasley is co-founder, and current President and Chief Executive Officer, of Jovian Petroleum Corporation (“Jovian”), a private Oil & Gas exploration and production company with assets in the United States and has held key positions in a number of successful oilfield construction companies in Canada.  Mr. Beasley continues to manage a private equity firm, FAQ Investments Inc., focused on early stage land development while overseeing the operations of Critical Update Inc., an international multidisciplinary design and development firm for the last several years.  Since receiving a Diploma in Interior Design from Mount Royal University in 1995, Mr. Beasley has established a significant reputation for his commitment to excellence in product development and project completion; playing a prominent role in the development of many residential and industrial applications in Canada, the United States and the United Kingdom. He currently serves on several for-profit and not-for-profit boards as part of his commitment to serving the community.

Director Qualifications:

We concluded that Mr. Beasley is qualified to serve as our director based on his business experience in all aspects of evaluating oil projects, strategic analysis and planning as well as operational analysis qualifies him to serve as a Director advising the Board in all maters within his areas of expertise. We believe that his unique skillset will make him a valuable asset to the growth of our Company going forward.

James Edward Burns is an oil and gas executive who brings more than 25 years of energy experience to the Petrolia Energy Board. Mr. Burns served as the President of the Company from April 2017 to April 2018. Prior to serving as our President, he served as President of BLU LNG, a domestic LNG provider, where he created a coherent commercial and operational strategy serving as catalyst for renewed efficiency and effectiveness. Prior to his role at BLU LNG, Mr. Burns was President of Fortress Energy Partners a division of Fortress Investment Group and worked in various executive roles globally at Royal Dutch Shell, and Texaco. Mr. Burns also serves as a member of the Houston Angel Network’s Energy Council He holds a BS in Business Administration from California State University and an Executive MBA from the University of Houston.

Director Qualifications:

We concluded that Mr. Burns is qualified to serve as director based on his extensive 25 year experience in the oil and gas industry.  He is well versed in contract negotiations, governance and business development. We believe Mr. Burns will keep our company focused on the most profitable ventures while ensuring our goals and current resources remain aligned, resulting in a substantial return for our stockholders.

Saleem Nizami is a Petroleum Geologist with over 40 years of oil and gas experience. Prior to founding APEC, Inc., an Oklahoma-based petroleum and environmental consulting firm in 1989, Mr. Nizami served as a Senior Geologist and Manager in the Division of Oil & Gas at the Oklahoma Corporate Commission. Mr. Nizami has worked with numerous small to mid-sized oil and gas companies along with Major’s such as Chevron, ExxonMobil and Chesapeake Energy Corp. Mr. Nizami holds an MSc. in Petroleum Geology from Osmania University.

Director Qualifications:

We concluded that Mr. Nizami is qualified to serve as director based on his significant contributions to the Oil and Gas industry in Oklahoma. We believe Mr. Nizami will ensure the technical aspects of the Company are kept up to date and use best practices and provide our company invaluable guidance obtained throughout his 40+ year career as a Petroleum Geologist.

Ivar Siem is the Chairman and CEO of American Resources, Inc. and has served in that capacity since 2013. He is also a managing partner of Norexas, LLC. Prior to that he served as Chairman of Blue Dolphin Energy Company for 24 years.  Mr. Siem has broad experience from both the upstream and the service segments of the oil and gas industry. He has been the founder of several companies and involved in multiple roll-ups and restructuring processes throughout his career. These include Fred Olsen, Inc., Dolphin International, Inc., Blue Dolphin Energy, Seateam Technology ASA, DI Industries/Grey Wolf Drilling, American Resources Offshore, Inc., and Equimavenca SA. He has served on a number of public and private company boards including Frupor SA, Avenir ASA, Wellcem AS, and Siem Industries, Inc. Mr. Siem holds a B.S. in Mechanical Engineering with a minor in Petroleum Engineering from the University of California, Berkeley and an Executive M.B.A. from the Amos Tuck School of Business, Dartmouth University.

Director Qualifications:

We concluded that Mr. Siem is qualified to serve as director based on his well-established history in upstream oil field development. We believe Mr. Siem will be able to provide our company with a solid knowledge base and ensure we are using best practices in our governance, business development activities and help to develop our existing asset base and seek out new opportunities.

Non-Director Executive Officer

Tariq Chaudhary, our Chief Financial Officer, most recently served as Vice President Finance at Blue Sky International, from March 2016 to January 2018. Mr. Chaudhary served as Controller at Auto House Ltd., based in Calgary, Canada, from July 2016 until November 2017. From October 2012 to June 2016, Mr. Chaudhary served as Senior Cost Specialist with Canadian Natural Resources Ltd. From July 2008 to September 2012, Mr. Chaudhary served as Business/Administrative Manager at Syncrude Canada Ltd. Mr. Chaudhary has 25 years’ experience in the treasury and financial sector, and has served as a senior financial executive for several companies over those years. Mr. Chaudhary holds a Bachelors of Arts degree in Commerce and a Master of Business Administration in Accounting & Finance from California Coast University.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK
IN A RATIO OF BETWEEN ONE-FOR-TWO AND ONE-FOR-FIFTY

Our Board and the majority stockholders, pursuant to the Majority Stockholder Consent, have authorized our Board to effect a reverse stock split of all of our outstanding common stock at a ratio of between one-for-two and one-for-fifty (the “Exchange Ratio”), with our Board having the discretion as to whether or not the reverse split is to be effected, and with the exact Exchange Ratio of any reverse split to be set at a whole number within the above range as determined by our Board in its sole discretion (the “Reverse Stock Split”). Our Board will have sole discretion to elect, at any time before the earlier of (a) May [ ], 2019; and (b) the date of our 2019 annual meeting of stockholders, as it determines to be in our best interest, whether or not to effect the Reverse Stock Split, and, if so, the number of our shares of common stock within the Exchange Ratio which will be combined into one share of our common stock.

The determination as to whether the Reverse Stock Split will be affected and, if so, pursuant to which Exchange Ratio, will be based upon those market or business factors deemed relevant by the Board of Directors at that time, including, but not limited to:

●	listing standards under the NYSE American and Nasdaq Capital Market;

●	existing and expected marketability and liquidity of the Company’s common stock;

●	prevailing stock market conditions;

●	the historical trading price and trading volume of our common stock;

●	the then prevailing trading price and trading volume of our common stock and the anticipated impact of the reverse split on the trading market for our common stock;

●	the anticipated impact of the reverse split on our ability to raise additional financing;

●	business developments affecting the Company;

●	the Company’s actual or forecasted results of operations; and

●	the likely effect on the market price of the Company’s common stock.

Our Board believes that stockholder approval granting us discretion to set the actual exchange ratio within the range of the Exchange Ratio, rather than stockholder approval of a specified exchange ratio, provides us with maximum flexibility to react to then-current market conditions and volatility in the market price of our common stock in order to set an exchange ratio that is intended to result in a stock price in excess of $3.00 per share, which will allow us, subject to the Company meeting the other listing criteria, to up list our common stock on the NYSE American or Nasdaq Capital Market. However, there can be no assurance that the Reverse Stock Split will result in our common stock trading above $3.00 per share for any significant period of time or that our common stock will be approved for listing on the NYSE American or Nasdaq Capital Market. If the Board determines to implement the Reverse Stock Split, we intend to issue a press release announcing the terms and effective date of the Reverse Stock Split before we file the Amendment with the Secretary of State of the State of Texas.

If our Board determines that affecting the Reverse Stock Split is in our best interest, the Reverse Stock Split will become effective upon the filing of an amendment to our Certificate of Formation with the Secretary of State of the State of Texas. The form of the proposed amendment to our Certificate of Formation to affect the Reverse Stock Split is attached to this Information Statement as Appendix A (the “Amendment”). The Amendment filed thereby will set forth the number of shares to be combined into one share of our common stock within the limits set forth above, but will not have any effect on the number of shares of common stock or preferred stock currently authorized, the ability of our Board of Directors to designate preferred stock, the par value of our common or preferred stock, or any series of preferred stock previously authorized (except to the extent such Reverse Stock Split adjusts the conversion ratio of such preferred stock).

Purpose of the Reverse Stock Split

The primary purpose of the Reverse Stock Split is to increase proportionately the per share trading price of our common stock in order for us to meet the required listing standards of the NYSE American or NASDAQ Capital Market, which require minimum closing prices of at least $3.00 per share.

We also believe that the increased market price of our common stock expected as a result of implementing the Reverse Stock Split may improve the marketability and liquidity of our common stock and encourage interest and trading in our common stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. Although it should be noted that the liquidity of our common stock may be harmed by the Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, our Board of Directors is hopeful that the anticipated higher market price will offset, to some extent, the negative effects on the liquidity and marketability of our common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

Board Discretion to Implement the Reverse Stock Split

The Reverse Stock Split will be affected, if at all, only upon a determination by the Board of Directors that the Reverse Stock Split is in the best interests of the Company and its stockholders. The Board of Directors’ determination as to whether the Reverse Stock Split will be effected and, if so, at which Exchange Ratio, will be based upon certain factors, including existing and expected marketability and liquidity of our common stock, prevailing stock market conditions, business developments affecting us, actual or forecasted results of operations and the likely effect on the market price of our common stock, and the listing standards of the NYSE American and NASDAQ Capital Market. Our Board will have sole discretion to elect, at any time before the earlier of (a) May [ ], 2019; and (b) the date of our 2019 annual meeting of stockholders, as it determines to be in our best interest, whether or not to effect the Reverse Stock Split, and, if so, the number of our shares of common stock within the Exchange Ratio which will be combined into one share of our common stock.

Effect of the Reverse Stock Split

If implemented by the Board of Directors, as of the effective time of the Amendment, each issued and outstanding share of our common stock would immediately and automatically be reclassified and reduced into a fewer number of shares of our common stock, depending upon the Exchange Ratio selected by the Board of Directors, which could range between one-for-two and one-for-fifty.

Except to the extent that the Reverse Stock Split would result in any stockholder receiving an additional whole share of common stock in connection with the rounding of fractional shares or in connection with the rounding to 100 minimum shares, if implemented by the Company, as described below, the Reverse Stock Split will not:

●	affect any stockholder’s percentage ownership interest in us;
●	affect any stockholder’s proportionate voting power;
●	substantially affect the voting rights or other privileges of any stockholder; or

●	alter the relative rights of stockholders, warrant holders or holders of equity compensation plan awards and options.

Depending upon the Exchange Ratio selected by the Board of Directors, the principal effects of the Reverse Stock Split are:

●	the number of shares of common stock issued and outstanding will be reduced by a factor ranging between one and fifty;
●	the per share exercise or conversion price will be increased by a factor between one and fifty, and the number of shares issuable upon exercise or conversion, as applicable, shall be decreased by the same factor, for all outstanding options, warrants and other convertible or exercisable equity instruments entitling the holders to purchase shares of our common stock; and
●	the number of shares authorized and reserved for issuance under our existing equity compensation plans will be reduced proportionately.

The following table contains approximate information relating to our common stock, our outstanding warrants and the amount outstanding under the Company’ Amended and Restated 2015 Stock Incentive Plan, under various exchange ratio options:

	Pre Reverse Split	1 for 10	1 for 25	1 for 50
Authorized Common Stock	400,000,000	400,000,000	400,000,000	400,000,000
Outstanding Common Stock	223,675,310	22,367,531	8,947,012	4,473,506
Reserved for issuance in connection with the exercise of outstanding warrants to purchase shares of common stock	34,118,031	3,411,803	1,364,721	682,361
Reserved for issuance in connection with the conversion of our outstanding Series A Convertible Preferred Stock	0	0	0	0
Reserved for issuance under stockholder approved stock plans (not including shares already included in the rows above)	14,221,429	1,422,143	568,857	284,429
Shares available for future issuance	127,985,230	372,798,523	389,119,410	394,559,704

* Does not take into account the rounding of fractional shares described below under “Fractional Shares”.

Additionally, the below table sets forth (a) the weighted average exercise price of outstanding warrants, and (b) the conversion ratio of our Series A Convertible Preferred Stock, under various proposed exchange ratio options:

	Pre Reverse Split	1 for 10	1 for 25	1 for 50
Weighted Average Exercise Price of Outstanding Warrants	$0.24	$2.45	$6.12	$12.25
Conversion Ratio of Series A Convertible Preferred Stock (X-for-1)	71.428571	7.14286	2.85714	1.42815

If the Reverse Stock Split is implemented, the Amendment will not reduce the number of shares of our common stock or preferred stock authorized under our Certificate of Formation, as amended as described above, the right of our Board of Directors to designate preferred stock, the par value of our common or preferred stock, or otherwise effect our designated series of preferred stock, except for adjusting the conversion ratio of such preferred stock.

Our common stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements thereof. We presently do not have any intent to seek any change in our status as a reporting company under the Exchange Act either before or after the Reverse Stock Split, if implemented, and the Reverse Stock Split, if implemented, will not result in a going private transaction.

Additionally, as of the date of this Information Statement, we do not have any current plans, agreements, or understandings with respect to the authorized shares that will become available for issuance after the Reverse Stock Split has been implemented.

Fractional Shares

Stockholders will not receive fractional shares in connection with the Reverse Stock Split. Instead, stockholders otherwise entitled to fractional shares will receive an additional whole share of our common stock. For example, if the Board of Directors effects a one-for-thirty split, and you held one hundred shares of our common stock immediately prior to the effective date of the Amendment, you would hold 4 shares of the Company’s common stock following the Reverse Stock Split. Separately, the Company reserves the right to round the shares of common stock held by any stockholder who holds in aggregate over 50, but less than 100 shares, after affecting the Reverse Stock Split, up to an aggregate of 100 shares.

Effective Time and Implementation of the Reverse Stock Split

The effective time for the Reverse Stock Split will be the date on which we file the Amendment with the office of the Secretary of State of the State of Texas or such later date and time as specified in the Amendment, provided that the effective date must occur prior to the earlier of (a) May [ ], 2019; and (b) the date of our 2019 annual meeting of stockholders.

As soon as practicable after the effective date, stockholders will be notified that the reverse split has been affected. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s). Stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL THE REVERSE SPLIT IS EFFECTIVE, IF AT ALL.

Accounting Matters

The Reverse Stock Split will not affect the par value of our common stock ($0.001 per share). However, at the effective time of the Reverse Stock Split, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the Exchange Ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss would be expected to be proportionally higher because there will be fewer shares of our common stock outstanding.

No Appraisal Rights

Under the Texas Revised Statutes, our stockholders are not entitled to appraisal rights with respect to the Reverse Stock Split.

Certain Risks Associated with the Reverse Stock Split

●	The price per share of our common stock after the Reverse Stock Split may not reflect the Exchange Ratio implemented by the Board of Directors and the price per share following the effective time of the Reverse Stock Split may not be maintained for any period of time following the Reverse Stock Split. For example, based on the closing price of our common stock on [_____________], 2018 of [$___________] per share, if the Reverse Stock Split was implemented at an Exchange Ratio of 1-for-30, there can be no assurance that the post-split trading price of the Company’s common stock would be $3.00, or even that it would remain above the pre-split trading price. Accordingly, the total market capitalization of our common stock following a Reverse Stock Split may be lower than before the Reverse Stock Split.

●	Following the Reverse Stock Split, we may still not meet the application listing standards of the NYSE American or Nasdaq Capital Market.

●	Affecting the Reverse Stock Split may not attract institutional or other potential investors, or result in a sustained market price that is high enough to overcome the investor policies and practices, and other issues relating to investing in lower priced stock described in “Purpose of the Reverse Stock Split” above.

●	The trading liquidity of our common stock could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

●	If a Reverse Stock Split is implemented by the Board, some stockholders may consequently own less than 100 shares of our common stock. A purchase or sale of less than 100 shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares following the Reverse Stock Split may be required to pay higher transaction costs if they should then determine to sell their shares of the Company’s common stock.

Potential Anti-Takeover Effect

The increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for our combination with another company). However, the Reverse Stock Split was not approved in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of our Company, nor is it part of a plan by management to recommend a series of similar amendments to our Board and stockholders.

Federal Income Tax Consequences of the Reverse Stock Split

A summary of the federal income tax consequences of the Reverse Stock Split to individual stockholders is set forth below. It is based upon present federal income tax law, which is subject to change, possibly with retroactive effect. The discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the Reverse Stock Split. In addition, we have not requested and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. Accordingly, stockholders are advised to consult their own tax advisors for more detailed information regarding the effects of the Reverse Stock Split on them under applicable federal, state, local and foreign income tax laws.

●	We believe that the Reverse Stock Split will be a tax-free recapitalization for federal income tax purposes. Accordingly, a stockholder will not recognize any gain or loss as a result of the receipt of the post-reverse split common stock pursuant to the Reverse Stock Split.

●	The shares of post-reverse split common stock in the hands of a stockholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of the shares of pre-reverse split common stock held by that stockholder immediately prior to the Reverse Stock Split.

●	A stockholder’s holding period for the post-reverse split common stock will include the holding period of the pre-reverse split common stock exchanged.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Majority Stockholder Consent ratified the Board’s appointment of MaloneBailey, LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2018. Our Board may however, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in our best interests.

MaloneBailey, LLP (“MaloneBailey”) served as our independent registered public accounting firm for the years ended December 31, 2017 and 2016. The following table shows the aggregate fees billed to us for these years by MaloneBailey.

	Year Ended December 31,
	2017	2016

Audit Fees	$64,000	$66,500
Audit-Related Fees	—	—
Tax Fees	—	2,500
All Other Fees	—	—
Total	$64,000	$69,000

Audit fees represent amounts billed for professional services rendered for the audit of our annual consolidated financial statements and the reviews of the financial statements included in our Form 10-Q reports. Prior to contracting with MaloneBailey to render audit or non-audit services, each engagement was approved by our directors.

It is the policy of our Board of Directors that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be pre-approved by our Board of Directors. Our Board of Directors pre-approved all services, audit and non-audit related, provided to us by MaloneBailey for 2017 and 2016.

In order to assure continuing auditor independence, the Board periodically considers the independent auditor’s qualifications, performance and independence and whether there should be a regular rotation of our independent external audit firm. We believe the continued retention of MaloneBailey, LLP to serve as the Company’s independent auditor is in the best interests of the Company and its stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock and preferred stock by (i) each person who is known by the Company to own beneficially more than five percent (5%) of our outstanding voting stock; (ii) each of our directors and director nominees; (iii) each of our executive officers and significant employees; and (iv) all of our current executive officers, significant employees and directors as a group, as of the Record Date.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. These rules generally provide that shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of the Record Date, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

We believe that, except as otherwise noted and subject to applicable community property laws, each person named in the following table has sole investment and voting power with respect to the shares of common stock shown as beneficially owned by such person. Unless otherwise indicated, the address for each of the officers or directors listed in the table below is 710 N. Post Oak Rd., Suite 512, Houston, Texas 77024.

	Number of Common Stock Shares (1)		Percent of Common Stock (2)	Number of Series A Convertible Preferred Stock Shares	Percent of Series A Convertible Preferred Stock (2)	Total Beneficial Ownership	Percent of Total Voting Shares (3)
Named Executive Officers and Directors
Zel C. Khan	2,800,000	(4)	1.2%	—	—%	2,800,000	1.2%
Quinten Beasley	58,983,225	(5)	26.4%	24,410	12.3%	58,983,225	26.4%
Joel Oppenheim	9,572,524	(6)	4.2%	20,490	10.3%	9,572,524	4.2%
Leo Womack	6,460,000	(7)	2.8%	8,400	4.2%	7,060,000	3.1%
James E. Burns	4,191,233	(8)	1.9%	16,400	8.2%	5,362,662	2.4%
Saleem Nizami	750,000	(9)	* %	—	—%	750,000	* %
Ivar Siem	—	(10)	—%	—	—%	—	—%
Tariq Chaudhary	1,157,417	(11)	* %	—	—%	1,157,417	* %
All Named Executive Officers and Directors as a Group (8 persons)	83,914,399		34.4%	69,700	35.0%	65,525,827	33.6%

5% Stockholders
Common Stock
Jovian Petroleum Corporation (12)	51,277,053	(13)	22.9%	24,410	12.3%	51,277,053	20.9%
BSIH Ltd. (14)	53,105,563	(15)	23.7%	—	—%	53,105,563	23.7%

Series A Convertible Preferred Stock
Rick Wilber (16)	1,500,000		* %	55,000	27.6%	5,428,571	2.3%

* Less than 1%.

Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares, and/or (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Also under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

(1)	Not including shares of common stock issuable upon conversion of outstanding shares of Series A Preferred Stock held by each holder.

(2)	Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 223,675,310 shares of common stock and 199,100 shares of Series A Convertible Preferred Stock issued and outstanding as of the Record Date. The Series A Preferred Stock (and accrued and unpaid dividends thereon) are convertible into shares of common stock of the Company on a 71.429-for-one basis. The Series A Preferred Stock includes a blocker prohibiting the conversion of the Series A Preferred Stock into common stock of the Company, if upon such conversion/exercise the holder thereof would beneficially own more than 4.999% of the Company’s then outstanding common stock, provided such limitation shall not apply in the event of an automatic conversion of the Series A Preferred Stock (the “Beneficial Ownership Limitation”). The Beneficial Ownership Limitation also limits the voting rights of any holders of the Series A Preferred Stock, the effects of which have been reflected in the table above. The Beneficial Ownership Limitation may be waived by any holder with 61 days prior written notice to the Company.

(3)	Includes all shares of common stock beneficially owned by each named person, all shares of common stock issuable upon exercise of warrants which have vested or which will vest within 60 days of the Record Date to the named person, and all shares of common stock issuable upon conversion of Series A Preferred Stock held by the named person, subject to the Beneficial Ownership Limitation.

(4)	Includes shares of common stock and warrants to purchase shares of common stock held by Mr. Khan, which have vested or which will vest within 60 days of the Record Date.

(5)	Includes shares of common stock and warrants to purchase shares of common stock held by Mr. Beasley and Critical Communication LLC (“Critical”), which have vested or which will vest within 60 days of the Record Date. Also includes common stock, warrants to purchase shares of common stock held by Jovian Petroleum Corporation (“Jovian”), which have vested or which will vest within 60 days of the Record Date, and for the “Total Beneficial Ownership” column, shares of common stock issuable upon conversion of outstanding shares of Series A Preferred Stock held by Jovian, subject to the Beneficial Ownership Limitation. Mr. Beasley is deemed to beneficially own the securities held by Jovian due to his position as President and CEO of Jovian (see footnotes 12 and 13). Mr. Beasley is deemed to beneficially own the securities held by Critical due to his position as Managing Director of Critical.

(6)	Includes all shares of common stock beneficially owned by Mr. Oppenheim, all shares of common stock issuable upon exercise of warrants which have vested or which will vest within 60 days of the Record Date to Mr. Oppenheim, and for the “Total Beneficial Ownership” column, shares of common stock issuable upon conversion of outstanding shares of Series A Preferred Stock held by Mr. Oppenheim, subject to the Beneficial Ownership Limitation.

(7)	Includes all shares of common stock beneficially owned by Mr. Womack and the Leo B. Womack Family Trust, which Mr. Womack is deemed to beneficially own (the “Trust”), all shares of common stock issuable upon exercise of warrants which have vested or which will vest within 60 days of the Record Date to Mr. Womack and the Trust, and for the “Total Beneficial Ownership” column, shares of common stock issuable upon conversion of outstanding shares of Series A Preferred Stock held by Mr. Womack and the Trust, subject to the Beneficial Ownership Limitation.

(8)	Includes all shares of common stock beneficially owned by Mr. Burns, all shares of common stock issuable upon exercise of warrants which have vested or which will vest within 60 days of the Record Date to Mr. Burns, and for the “Total Beneficial Ownership” column, shares of common stock issuable upon conversion of outstanding shares of Series A Preferred Stock held by Mr. Burns, subject to the Beneficial Ownership Limitation.

(9)	Includes shares of common stock and warrants to purchase shares of common stock held by Mr. Nizami, which have vested or which will vest within 60 days of the Record Date.

(10)	Mr. Siem does not own any of the Company’s securities as of the Record Date.

(11)	Includes shares of common stock and warrants to purchase shares of common stock held by Mr. Chaudhary, which have vested or which will vest within 60 days of the Record Date.

(12)	Address: 710 N. Post Oak Rd., Suite 512, Houston, Texas 77024. Shares held by Jovian Petroleum Corporation are beneficially owned by Quinten Beasley, President and CEO.

(13)	Includes common stock, warrants to purchase shares of common stock held by Jovian, which have vested or which will vest within 60 days of the Record Date, and for the “Total Beneficial Ownership” column, shares of common stock issuable upon conversion of outstanding shares of Series A Preferred Stock held by Jovian, subject to the Beneficial Ownership Limitation.

(14)	Address: 234-5149 Country Hills Blvd NW Calgary, AB T3A 5K8. Canada.

(15)	Ilyas Chaudhary is deemed to beneficially own the securities held by BSIH Ltd. Mr. Chaudhary is the father of Zel C. Khan, the Company’s Chief Executive Officer.

(16)	Address: 10360 Kestrel Street, Plantation, Florida, 33324.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as discussed below or otherwise disclosed below under “Director and Officer Compensation,” herein, or in Note 5 Related Party, of the consolidated audited financial statements included in the Annual Report, which information is incorporated by reference herein, there have been no transactions since the beginning of the Company’s last fiscal year, and there is not currently any proposed transaction, in which the Company was or is to be a participant, where the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year end, for the last two completed fiscal years, and in which any officer, director, or any stockholder owning greater than five percent (5%) of our outstanding voting shares, nor any member of the above referenced individual’s immediate family, had or will have a direct or indirect material interest.

Beginning February 1, 2016, the Company sponsored the SUDS 1% Term Overriding Royalty Interest (“TORRI”) offering on behalf of the SUDS field to raise $300,000. Under the terms of the Company offering, investors will receive 1% of the gross revenue from the field monthly, based on their investment of $20,000 until such time as they receive a cumulative revenue amount of $30,000. With each unit purchased, a warrant to purchase 10,000 shares of Company’s common stock was granted with an exercise price of $0.10 per share, and an expiration date of February 28, 2019. At the end of the second quarter of 2016, the $300,000 offering had been received which resulted in the granting of warrants to purchase 150,000 shares of common stock. The following affiliated investors each purchased one (1) unit in the offering: Joel Oppenheim, Jovian, Lee Lytton (former Secretary and Director), Paul Deputy (former CFO) and Leo Womack. The fair value of all 150,000 SUDS related warrants was $14,336, over a 3 year term. This fair value was accounted for as a loss on the conveyance.

The Company through its wholly-owned subsidiary Askarii Resources LLC (“Askarii”) sold pump jacks to the other owners of the SUDS properties (before the Company’s September 2016 acquisition of the 90% working interest), totaling $198,000 for the year ended December 31, 2016.  Askarii booked a profit of $164,670 on the sale of pump jacks to the other owners of the SUDs properties.

On February 10, 2016, Joel Oppenheim, a Director and related party, provided an advance of $20,000 in order to temporarily fund the Company’s working capital needs.  On April 1, 2016, in order to compensate the shareholder, the Company issued 285,714 shares in consideration for forgiveness of the debt in full.  The valuation of the issuance was $20,000, based on 285,714 shares valued at $0.07 per share on April 1, 2016.

On March 11, 2016, the Board of Directors granted Leo B. Womack, the then Chairman of the Board of Directors of the Company an option to purchase 1 million shares of the Company’s common stock at an exercise price of $0.06 per share, which vested on January 1, 2017, and is exercisable for 36 months thereafter. The Board also granted Lee Lytton (since deceased) and Joel Oppenheim, members of the Board of Directors each an option to purchase 500,000 shares of the Company’s common stock at an exercise price of $0.06 per share, which vested on January 1, 2017, and is exercisable for 36 months thereafter. The fair value of the options granted on March 11, 2016 is $115,045.

Effective April 18, 2016, Quinten Beasley was compensated for his Board service during 2016 through a grant of 500,000 warrants to purchase 500,000 shares of the Company’s common stock at an exercise price of $0.07 per share, which vested immediately, and are exercisable for 36 months thereafter. The fair value of the warrants is $41,891 with a 3 year term.  These warrants are subject to a claw-back provision which would be ratably invoked if Mr. Beasley did not complete his 2016 service term.

On May 2, 2016, the Company paid off its outstanding Promissory Note to Blue Sky NM (“BSNM”) for $146,875.  This Note was created when the 15% working interest in the Twin Lakes field was purchased in November of 2015.  The payoff was made by issuing 1,468,750 shares of the Company’s restricted common stock.  Based on the market value of the stock on May 2, 2016 of $0.10, the value of the transaction was $146,875 and resulted in no gain or loss.  In addition, a cash payment of $4,869 was made to pay off the remaining outstanding interest.

On May 31, 2016, in exchange for a cash payment of $48,000, the Company issued 8 units or 800,000 shares to the former CFO, Paul Deputy, as part of, and under the terms of, the September 1, 2015 private offering.  The shares were issued at a price of $0.06 per share and included warrants to purchase an additional 800,000 shares of common stock at a price of $0.10 cents per share at any time prior to August 5, 2018.  This represented the final sale under this offering.

On June 17, 2016, the Company entered into Temporary Unsecured Loans (Bridge Loan – Working Capital) for $230,000.  The notes bear interest at 10% per annum and were payable and matured in sixty (60) days.  The lenders received 100% warrant coverage at an exercise price of $0.09 per share.  If the loans are not paid in 60 days, a 10% warrant coverage default penalty was to be paid. Initially, Director Leo Womack loaned $20,000, Director Joel Oppenheim loaned $110,000 and our former CFO loaned $100,000.  At December 31, 2017, the outstanding balance of Bridge Loan – Working Capital is $0.  The decrease during 2017 was due to all lenders converting their respective debt into shares.

On July 13, 2016, the Company issued warrants to purchase 60,000 shares of common stock.  The warrants were related to loans provided by investors to purchase a pulling rig.  The fair value of all of the warrants was $3,744 at an exercise price of $0.06 per share, expiring on July 13, 2019.  The following affiliated investors each received 10,000 warrants related to their loans: Joel Oppenheim - Director, Lee Lytton – Director (now deceased), Paul Deputy – former CFO, Leo Womack – Director and Quinten Beasley – Director.

In association with Mr. Deputy’s employment agreement dated July 1, 2016, the Company issued one warrant to purchase one share of the Company’s restricted stock at the exercise price at quarter end for each dollar of Mr. Deputy’s deferred gross salary for the year ended 2016. Mr. Deputy’s total accrued salary at December 31, 2016 was $52,520.  The Company granted warrants to purchase 46,666 shares of common stock for the year ended 2016. The warrants have a term of 36 months from their issuance date. The fair value of all four quarter’s warrants was $7,090.

On August 18, 2016, the Board of Directors issued Mr. Deputy, the then CFO 500,000 shares of the Company’s restricted common stock for a signing bonus.  The shares were issued at a current market price of $0.077 per share on August 17, 2016 at a value of $38,500 and recorded as stock based compensation.

On August 18, 2016, the Board of Directors granted Joel Oppenheim options to purchase 300,000 shares of the Company’s restricted common stock at an exercise price of $0.077 per share and have a term of three (3) years beginning August 17, 2016 at a value of $23,028 as compensation for arranging and guaranteeing certain bank relationships for the Company.

On August 25, 2016, in consideration for the cancellation of $12,000 of accounts payable, the Company issued 150,000 shares at a valuation of $12,000 priced at $0.08 per share, to Director Quinten Beasley.

On August 25, 2016, in consideration for the cancellation of debts incurred, the Company issued 250,000 shares to Director Joel Oppenheim. These shares had a valuation of $20,000 and were priced at $0.08 per share.

On August 25, 2016, in consideration for the cancellation of debts incurred, the Company issued 285,710 shares to Mr. Deputy, the then CFO. These shares had a valuation of $20,000 and were priced at $0.07 per share.

On August 25, 2016, in consideration for the cancellation of $56,107 of accounts payable and $110,000 of debts incurred, the Company issued 2,076,000 shares at a valuation of $166,107 priced at $0.08 per share, to Mr. Deputy, the then CFO.

During the 2nd and 3rd quarter of 2016, warrants to purchase 230,000 shares of common stock were issued for pre-bridge loans. The loans were provided as follows: $110,000 by Director Joel Oppenheim, $100,000 by Mr. Deputy, the then CFO and $20,000 by Director Leo Womack.  These warrants had a valuation of $15,792 with an exercise price of $0.09 per share and expire in the 2nd and 3rd quarter of 2019.

During the 3rd quarter of 2016, warrants to purchase 31,250 shares of common stock were issued for guaranteeing bank collateral.  This collateral was provided by Director Joel Oppenheim and Mr. Deputy, the then CFO.  These warrants had a valuation of $2,629 with an exercise price of $0.06 per share and expire in the 3rd quarter of 2019.

The Board authorized the Company to allow all outstanding warrant-holders to exercise their outstanding warrants at a 20% discount.  In October 2016, four (4) warrant holders exercised a total of 825,000 warrants by remitting payments of $63,352 at an average share price of $0.095 per shares.  Director Lee Lytton (since deceased) exercised 10,000 warrants (included in the total above) by remitting a payment of $472 at a share price of $0.059 per share.  Director Joel Oppenheim exercised 300,000 warrants by remitting payment of $18,480 at a share price of $0.06 per share.

On the effective date of September 28, 2016, we acquired a 90% net working interest in the SUDS field located in Creek County, Oklahoma (the “Working Interest”) based on two separate agreements, the Purchase and Sale Agreement and the Share Exchange Agreement, both between the Company and Jovian.

The Company issued two notes for a combined value of $4,000,000 in exchange for a cumulative 50% working interest in SUDS.

One note is a Promissory Note for $1,000,000 bearing interest at 5% and due on December 31, 2016.  If full payment is not made by December 31, 2016, the buyer will be entitled to extend the Note to June 30, 2017 by making a $10,000 payment in cash prior to maturity.  The Promissory Note is secured by a 12.5% undivided working interest in the SUDS field.  Although the note is due on December 31, 2016, in the event the Company closes any financing related to the SUDS field, 50% of the net proceeds received from the financing will be applied to pay the Note.

The second note is a Production Payment Note for $3,000,000 paid out of twenty percent (20%) of the 50% undivided interest of net revenues received by the Purchaser that are attributable to the SUDS field assets.  The Purchaser shall make the production payments to seller no later than the end of each calendar month.  The Production Payment Note is secured by a 12.5% undivided working interest in the SUDS field.

As of April 18, 2017, Mr. James Burns and Mr. Saleem Nizami were elected Directors of the Company.  In exchange for accepting their appointments, each individual was granted 100,000 shares of common stock valued at $0.13 per share.  Each Directors’ shares were valued at $13,000.

On June 8, 2017, the Company sold a 2007 Toyota Tundra truck to Jovian for $5,000.  The payment was made through a $5,000 reduction of Jovian’s shareholder advance balance.   The transaction resulted in a loss of $3,677 based on an original cost of $10,625 and accumulated depreciation of $1,948.

During 2017, shareholders advanced an additional $361,600 to the Company, the Company made payments back to shareholders of $74,000 ($5,000 out of the $74,000 related to the truck purchase disclosed above) and $262,500 of outstanding debt was converted to Series A Preferred Stock.  This resulted in an increase to the shareholder advance liability from $192,000 at December 31, 2016 to $217,100 at December 31, 2017.  The following related parties (Leo Womack - $55,000, Lee Lytton - $25,000, Joel Oppenheim - $167,500 and Paul Deputy - $15,000) converted their shareholder advances into Preferred Stock.

For their service as Directors on the Company’s Board of Directors, on May 23, 2017, the Board granted Leo B. Womack, the then Chairman of the Board of Directors of the Company an option to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $0.12 per share, which vested immediately, and is exercisable for 36 months thereafter. The Board also granted Lee Lytton, Joel Oppenheim, Quinten Beasley and Saleem Nizami, then members of the Board of Directors each an option to purchase 500,000 shares of the Company’s common stock at an exercise price of $0.12 per share, which vested immediately, and are exercisable for 36 months thereafter. The fair value of the options granted on May 23, 2017 is $356,027, based on a $0.12 valuation, volatility of 235%, a discount rate of 1.09% and a 3 year term. The total amount of the options was expensed during December 31, 2017. These warrants are subject to a clawback provision which would be ratably invoked if a director did not complete his 2017 service term.

Beginning February 1, 2016, the Company sponsored the SUDS 1% Term Overriding Royalty Interest offering (“TORRI”) on behalf of the SUDS field to raise $300,000 to purchase and install pump jacks for twenty-two (22) previously drilled wells at the field. Under the terms of the offering, investors received 1% of the gross revenue from the field monthly, based on their investment of $20,000 until such time as they receive a cumulative revenue amount of $30,000. At its completion, the TORRI raised a total of $300,000.  Effective April 18, 2017, all owners of SUDS ORRI interests were authorized to convert their interests, at their sole discretion, to Preferred Stock in the Company in conjunction with the Company’s current Series A Preferred Stock Offering.  Included in this conversion offering each investor converted ORRI interests equal to the cumulative revenue amount of $30,000, less their revenue received since inception.  During the second quarter of 2017, 14% of the 15% outstanding SUDS ORRI interests were converted to Preferred Stock of the Company.  This conversion resulted in 40,500 shares of Preferred Stock being issued to those holders who chose to convert, with a value of $405,000.  The transaction resulted in an increase to Oil and Gas Property assets by $280,000 and an increase to interest expense of $128,229 and a cash true-up payment of $3,230.  Related parties (James Burns, Joel Oppenheim, Paul Deputy (former CFO), Lee Lytton (former Secretary and Director), Leo Womack and Jovian) converted 6% in ORRI interests and received a total of 17,400 shares of Preferred Stock (2,900 shares of Preferred Stock each), with the total valued at $174,000.

On May 23, 2017, related party debt holders were offered the option to convert their outstanding loan balances of $362,500 and accrued interest of $13,400 (totaling $375,900) into Preferred Stock.  As a result, the following Preferred Stock shares were issued: Leo Womack 5,500 shares, Joel Oppenheim 17,590 shares, Lee Lytton 2,500 shares, James Burns 10,500 shares and Paul Deputy 1,500 shares.   In addition, any holder of any non-interest bearing loan converted also received warrants to purchase four shares of common stock for each dollar converted.  Consequently, a total of warrants to purchase 400,000 shares of common stock were granted (Leo Womack 70,000 shares, Joel Oppenheim 270,000 shares, Lee Lytton 30,000 shares and Paul Deputy (former CFO) 30,000 shares) as part of the conversion, which each had an exercise price of $0.20 per share and a term of 3 years.  The warrants were valued at $47,319.  Any loan that had received warrants when initially issued did not receive additional warrants in this conversion offering.

Jovian converted its outstanding $4,000,000 of debt in two tranches, a $2,000,000 first tranche on May 30, 2017 and a $2,000,000 second tranche on July 19, 2017.  Although the two transactions occurred in different reporting periods, the two transactions were contemplated together, and they were accounted for as one extinguishment that was accomplished in two tranches, the first in May 2017 and the second in July 2017.

Tranche 1 - On May 30, 2017, Jovian converted $2 million of its $4 million debt into 10 million shares of the Company’s common stock.  The $2 million debt included a $1 million Promissory Note and $1 million of the $3 million Production Payment Note as well as interest payable of $33,151.

Tranche 2 - On July 19, 2017, Jovian converted $2 million of its remaining debt (outstanding under a Production Payment Note) into 12,749,285 shares of the Company’s common stock and 21,510 shares of the Company’s Preferred Stock.

The consideration for the debt extinguished consisted of the following:

●	10 million shares of common stock which were valued using the market price on the date of issuance of $0.14 per share ($1,400,000).
●	Warrants to purchase 6 million shares of common stock with an exercise price of $0.20 per share based on a $0.12 valuation, volatility of 293%, a discount rate of 1.09% and warrants to purchase 4 million shares of common stock with an exercise price of $0.35 per share based on a $0.12 valuation, volatility of 293%, and a discount rate of 1.09%. All warrants expire in 3 years. The 6 million warrants were valued at $709,776 while the 4 million warrants were valued at $471,104, totaling $1,180,880.
●	12,749,285 shares of common stock which were valued using the market price on the date of issuance of $0.104 per share ($1,325,926).
●	The Preferred Stock was valued at $10.00 per share, the cash price paid by third party investors for the same stock with an aggregate value of $215,100.

The combination of the two transactions resulted in an $88,755 loss which was recognized in the second quarter of 2017.  The extinguishment of tranche 2 was recognized in the third quarter, with no impact on the consolidated statement of operations.

On May 23, 2017, James E. Burns, the President of the Company, sold a Caterpillar D6 Dozer to the Company in exchange for 3,000 shares of Preferred Stock.  The equipment was valued at $30,000.

On August 1, 2017, Mr. Joel Oppenheim provided a Letter of Credit (LOC), which was posted as collateral, in order for the Company to issue operating bonds with the State of New Mexico for the operation of 25 Twin Lakes San Andres Unit wells.  In exchange for the LOC, the Company issued Mr. Oppenheim 2,000,000 shares of common stock valued at $246,000 and warrants to purchase 2,000,000 shares of common stock valued at $236,586 with an exercise price of $0.14 per share.  The warrants are based on a $0.12 price per share valuation, volatility of 286%, a discount rate of 1.09% and a 3 year term.  For each quarter following the initial advance until the LOC is revoked an additional two hundred fifty thousand (250,000) warrants will be granted.  The exercise price of those warrants will be the average common stock market price over the previous 90 days.  In addition, the Company will provide a security interest in the form of a 100% undivided working interest in the Noack field. On December 31, 2017, warrants to purchase 250,000 shares of common stock were granted at a $0.17 price per share valuation, related to the Letter of Credit (LOC) provided for in the 4th quarter, volatility of 284%, a discount rate of 1.09%, and a 3 year term, valued at $41,916.

On September 26, 2017, Mr. Oppenheim was issued 1,035,000 shares of common stock.  These shares were the result of exercising warrants to purchase 1,035,000 shares of common stock, at an exercise price of $0.06 per share, which included the remittance of $62,065 as the aggregate exercise price.

On October 1, 2017, the Company initiated a new $500,000 private placement offering consisting of 10 units to “accredited investors”, with each unit consisting of (1) 416,667 shares of restricted common stock and (2) warrants to purchase 416,667 additional shares of common stock at an exercise price of $0.20 per share at any time prior to October 1, 2020.  Each unit was sold for $50,000.

In 2017, the Company sold 6.5 (six and a half) Units (2,708,336 restricted shares of common stock and warrants to purchase 2,708,336 shares of common stock) for aggregate consideration of $325,000. Included as purchasers in the offering were Leo Womack, our Director, who purchased 0.8 (8/10 part) of Unit for an aggregate of $40,000; and Joel Oppenheim, our Director, who acquired one fifth of one (1/5 part) Unit for an aggregate of $10,000.

Effective April 12, 2018, the Board of Directors approved the issuance of 616,210 shares of restricted common stock to Mr. James E. Burns in consideration for 2017 deferred salary of $61,621.

Effective on May 1, 2018, the Board of Directors of the Company (a) appointed Zel C. Khan (the current Chief Executive Officer and Director of the Company) as President of the Company; and (b) appointed James E. Burns, the Company’s President prior to May 1, 2018, as Chairman of the Board of Directors of the Company.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, directors and significant stockholders. However, all of the transactions described above were approved and ratified by the Board of Directors and one or more officers of the Company. In connection with the approval of the transactions described above, the Board of Directors took into account several factors, including its fiduciary duty to the Company; the relationships of the related parties described above to the Company; the material facts underlying each transaction; the anticipated benefits to the Company and related costs associated with such benefits; whether comparable products or services were available; and the terms the Company could receive from an unrelated third party.

CORPORATE GOVERNANCE

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations.

Board Leadership Structure

The roles of Chairman and Chief Executive Officer of the Company are currently held separately. Mr. Burns serves as Chairman and Mr. Khan serves as Chief Executive Officer. The Board of Directors does not have a policy as to whether the Chairman should be an independent director, an affiliated director, or a member of management. Our Board believes that the Company’s current leadership structure is appropriate because it effectively allocates authority, responsibility, and oversight between management (the Company’s Chief Executive Officer, Mr. Khan and the Company’s Chief Financial Officer, Mr. Chaudhary) and the members of our Board (currently Mr. Burns as Chairman). It does this by giving primary responsibility for the operational leadership and strategic direction of the Company to its Chief Executive Officer, while enabling our Chairman to facilitate our Board’s oversight of management, promote communication between management and our Board, and support our Board’s consideration of key governance matters. The Board believes that its programs for overseeing risk, as described below, would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of structure.

Risk Oversight

Effective risk oversight is an important priority of the Board of Directors. Because risks are considered in virtually every business decision, the Board of Directors discusses risk throughout the year generally or in connection with specific proposed actions. The Board of Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight, and fostering an appropriate culture of integrity and compliance with legal responsibilities. The directors exercise direct oversight of strategic risks to the Company.

Family Relationships

None of our directors are related by blood, marriage, or adoption to any other director, executive officer, or other key employees.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including directors, pursuant to which the officer was selected to serve as an officer.

Other Directorships

No directors of the Company are also directors of issuers with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act).

Director Qualifications

The Board believes that each of our directors is highly qualified to serve as a member of the Board. Each of the directors has contributed to the mix of skills, core competencies and qualifications of the Board. When evaluating candidates for election to the Board, the Board seeks candidates with certain qualities that it believes are important, including integrity, an objective perspective, good judgment, and leadership skills. Our directors are highly educated and have diverse backgrounds and talents and extensive track records of success in what we believe are highly relevant positions.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our executive officers or directors has been involved in any of the following events during the past ten years:

(1)	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
(2)	any conviction in a criminal proceeding or being a named subject to a pending criminal proceeding (excluding traffic violations and minor offenses);
(3)	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;
(4)	being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law;
(5)	being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
(6)	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section (1a)(40) of the Commodity Exchange Act), or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

Board of Directors Meetings

The Company had nine (9) official meetings of the Board of Directors during the fiscal year 2017 and thirteen (13) during the previous fiscal year ending December 31, 2016. In 2017, three of the directors (Leo Womack, Zel C Khan and Joel Oppenheim) attended each meeting, while Lee Lytton (a former member of the Board) attended five (5) meetings and was present at four (4) meetings by telephone. Quinten Beasley attended two (2) meetings (note that Mr. Beasley lives in Canada) and attended four (4) meetings by telephone, James Burns attended seven (7) meetings from the date he was appointed as a Director on April 18, 2017, and Saleem Nizami attended seven (7) meetings via telephone, since the date he was appointed as Director on April 18, 2017. The Company has not adopted a policy requiring its directors to attend its annual meeting of stockholders.

COMMITTEES OF THE BOARD

Board Committee Membership

	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
James E. Burns (1)
Zel C. Khan
Leo Womack	X	C		M
Joel Oppenheim	X	M	C
Quinten Beasley
Saleem Nizami	X	M	M
Ivar Siem	X			C

(1) Chairman of Board of Directors.

C - Chairman of Committee.

M - Member.

The charter for each committee of the Board identified below is available on our website at www.petroliaenergy.com. Copies of the committee charters are also available for free upon written request to our Corporate Secretary. Additionally, the committee charters are filed as exhibits to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May [ ], 2018 (the “Form 8-K”).

Audit Committee

The Audit Committee, which is comprised exclusively of independent directors, has been established by the Board to oversee our accounting and financial reporting processes and the audits of our financial statements.

The Board has selected the members of the Audit Committee based on the Board’s determination that the members are financially literate (as required by NASDAQ rules) and qualified to monitor the performance of management and the independent auditors and to monitor our disclosures so that our disclosures fairly present our business, financial condition and results of operations.

The Board has also determined that Mr. Womack, is an “audit committee financial expert” (as defined in the SEC rules) because he has the following attributes: (i) an understanding of generally accepted accounting principles in the United States of America (“GAAP”) and financial statements; (ii) the ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves; (iii) experience analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions. Mr. Womack has acquired these attributes by means of having held various positions that provided relevant experience, as described in his biographical above.

The Audit Committee has the sole authority, at its discretion and at our expense, to retain, compensate, evaluate and terminate our independent auditors and to review, as it deems appropriate, the scope of our annual audits, our accounting policies and reporting practices, our system of internal controls, our compliance with policies regarding business conduct and other matters. In addition, the Audit Committee has the authority, at its discretion and at our expense, to retain special legal, accounting or other advisors to advise the Audit Committee.

The Audit Committee was formed on May 21, 2018.

The Audit Committee Charter is filed as Exhibit 99.1 to the Form 8-K filed on May 24, 2018.

Compensation Committee

The Compensation Committee, which is comprised exclusively of independent directors, is responsible for the administration of our stock compensation plans, approval, review and evaluation of the compensation arrangements for our executive officers and directors and oversees and advises the Board on the adoption of policies that govern the Company’s compensation and benefit programs. In addition, the Compensation Committee has the authority, at its discretion and at our expense, to retain special legal, accounting or other advisors to advise the Compensation Committee.

The Compensation Committee was formed on May 21, 2018.

The Compensation Committee Charter is filed as Exhibit 99.2 to the Form 8-K filed on May 24, 2018.

Nominating and Governance Committee

The Nominating and Governance Committee, which is comprised exclusively of independent directors, is responsible for identifying prospective qualified candidates to fill vacancies on the Board, recommending director nominees (including chairpersons) for each of our committees, developing and recommending appropriate corporate governance guidelines and overseeing the self-evaluation of the Board.

In considering individual director nominees and Board committee appointments, our Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and Board committees and to identify individuals who can effectively assist the Company in achieving our short-term and long-term goals, protecting our stockholders’ interests and creating and enhancing value for our stockholders. In so doing, the Nominating and Governance Committee considers a person’s diversity attributes (e.g., professional experiences, skills, background, race and gender) as a whole and does not necessarily attribute any greater weight to one attribute. Moreover, diversity in professional experience, skills and background, and diversity in race and gender, are just a few of the attributes that the Nominating and Governance Committee takes into account. In evaluating prospective candidates, the Nominating and Governance Committee also considers whether the individual has personal and professional integrity, good business judgment and relevant experience and skills, and whether such individual is willing and able to commit the time necessary for Board and Board committee service.

While there are no specific minimum requirements that the Nominating and Governance Committee believes must be met by a prospective director nominee, the Nominating and Governance Committee does believe that director nominees should possess personal and professional integrity, have good business judgment, have relevant experience and skills, and be willing and able to commit the necessary time for Board and Board committee service. Furthermore, the Nominating and Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending individuals that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound business judgment using their diversity of experience in various areas. We believe our current directors possess diverse professional experiences, skills and backgrounds, in addition to (among other characteristics) high standards of personal and professional ethics, proven records of success in their respective fields and valuable knowledge of our business and our industry.

The Nominating and Governance Committee uses a variety of methods for identifying and evaluating director nominees. The Nominating and Governance Committee also regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or other circumstances. In addition, the Nominating and Governance Committee considers, from time to time, various potential candidates for directorships. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates may be evaluated at regular or special meetings of the Nominating and Governance Committee and may be considered at any point during the year.

The Committee evaluates director nominees at regular or special Committee meetings pursuant to the criteria described above and reviews qualified director nominees with the Board. The Committee selects nominees that best suit the Board’s current needs and recommends one or more of such individuals for election to the Board.

The Nominating and Governance Committee was formed on May 21, 2018.

The Nominating and Governance Committee Charter is filed as Exhibit 99.3 to the Form 8-K filed on May 24, 2018.

Stockholder Communications with the Board

Our Company has defined policy and procedural requirements for stockholders to submit recommendations or nominations for directors as set forth in the Company’s Bylaws and described below. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Nominating and Governance Committee will assess all candidates, whether submitted by management or stockholders, and make recommendations for election or appointment.

The Nominating and Governance Committee will consider candidates recommended by stockholders, provided the names of such persons, accompanied by relevant biographical information, are properly submitted in writing to the Secretary of the Company in accordance with the manner described below. The Secretary will send properly submitted stockholder recommendations to the Nominating and Governance Committee. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration received by individuals identified to the Nominating and Governance Committee through other means. The Nominating and Governance Committee also may, in its discretion, consider candidates otherwise recommended by stockholders without accompanying biographical information, if submitted in writing to the Secretary.

Our stockholders and other interested parties may communicate with members of the Board of Directors by submitting such communications in writing to our Corporate Secretary, 710 N. Post Oak Rd., Suite 512, Houston, Texas 77024, who, upon receipt of any communication other than one that is clearly marked “Confidential, “ will note the date the communication was received, open the communication, make a copy of it for our files and promptly forward the communication to the director(s) to whom it is addressed. Upon receipt of any communication that is clearly marked “Confidential,” our Corporate Secretary will not open the communication, but will note the date the communication was received and promptly forward the communication to the director(s) to whom it is addressed. If the correspondence is not addressed to any particular Board member or members, the communication will be forwarded to a Board member to bring to the attention of the Board.

Director Independence

Our common stock is quoted for trading on the OTCQB market operated by OTC Markets Group and we are not required to have independent members of our Board of Directors pursuant to OTCQB market rules. Notwithstanding that we currently consider Leo Womack, Joel Oppenheim, Ivar Siem, and Saleem Nizami as independent directors.

Code of Conduct

We have adopted a Code of Ethical Business Conduct (“Code of Conduct”) that applies to all of our directors, officers and employees.

Any stockholder who so requests may obtain a free copy of our Code of Conduct by submitting a written request to our Corporate Secretary. Additionally, the Code of Conduct was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed with the SEC on November 23, 2015, as Exhibit 14.1.

We intend to disclose any amendments to our Code of Conduct and any waivers with respect to our Code of Conduct granted to our principal executive officer, our principal financial officer, or any of our other employees performing similar functions on our website at www.petroliaenergy.com within four business days after the amendment or waiver. In such case, the disclosure regarding the amendment or waiver will remain available on our website for at least 12 months after the initial disclosure. There have been no waivers granted with respect to our Code of Conduct to any such officers or employees.

 Whistleblower Protection Policy

On May 21, 2018, the Company adopted a Whistleblower Protection Policy (“Whistleblower Policy”) that applies to all of its directors, officers, employees, consultants, contractors and agents of the Company. The Whistleblower Policy has been reviewed and approved by the Board. The Company’s Whistleblower Policy is filed as Exhibit 14.3 to the Form 8-K filed on May 24, 2018.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Executive Compensation Table

The following table sets forth information concerning the compensation of (i) all individuals serving as our principal executive officer or acting in a similar capacity during the last completed fiscal year (“PEO”), regardless of compensation level; (ii) our two most highly compensated executive officers other than the PEO who were serving as executive officers at the end of the last completed fiscal year and who were paid more than $100,000 of total compensation; and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to paragraph (ii) but for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year (collectively, the “Named Executive Officers”).

The following table summarizes all compensation paid or accrued to our former or current executive officers during the years ended December 31, 2017 and December 31, 2016:

Name and Principal Position	Fiscal Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	All Other Compensation (5)	Total
Zel Khan (Current Principal Executive Officer and President) (6)	2017	$10	$—	$25,500	$—	$—	$25,510
	2016	$194,000	$—	$—	$18,757	$—	$212,757
Paul Deputy (Former Principal Financial and Accounting Officer) (7)	2017	$140,000	$—	$—	$16,993	$—	$156,993
	2016	$78,616	$—	$—	$7,090	$77,126	$162,832
James E. Burns (Former President) (8)	2017	$74,621	$197,000	$—	$102,090	$—	$373,711
	2016	$—	$—	$—	—	$—	$—

Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000. None of our executive officers received any change in pension value and nonqualified deferred compensation earnings during the periods presented.

(1)	The dollar value of base salary (cash and non-cash) earned. Executive salaries in 2017 were accrued but not paid, except $5,833 paid to Mr. Deputy, included in the $140,000 total salary.
(2)	The dollar value of bonus (cash and non-cash) earned.
(3)	The fair value of stock issued for services computed in accordance with ASC 718 on the date of grant.
(4)	The fair value of options granted computed in accordance with ASC 718 on the date of grant.

(5)	All other compensation received that we could not properly report in any other column of the table.
(6)	Mr. Zel C. Khan was appointed as President and Chief Executive Officer of the Company, on March 1, 2015. Mr. Khan served as President until April 18, 2017, when Mr. Burns was appointed as President and has served as President since May 1, 2018, the effective date of Mr. Burns’ resignation as President (see Note 8 below). On April 18, 2017, Mr. Khan agreed to amend his employment agreement so that his salary was reduced to $10 per annum.

(7)	Appointed as Chief Financial Officer July 1, 2016 and resigned as Chief Financial Officer on January 16, 2018. Mr. Deputy converted a significant portion of his salary to shares during 2017, except $5,833 of his salary paid in cash.
(8)	Appointed as President on April 18, 2017. Mr. Burns converted a significant portion of his salary to shares during 2017, thereby reducing his salary balance. Also on April 18, 2017, the Board of Directors granted James E. Burns 1,000,000 shares of our restricted common stock in consideration for agreeing to serve as President of the Company. Effective on May 1, 2018, the Board of Directors of the Company (a) appointed Zel C. Khan (the current Chief Executive Officer and Director of the Company) as President of the Company; and (b) appointed James E. Burns as Chairman of the Board of Directors of the Company. On May 1, 2018, Mr. Burns resigned as President.

We do not provide our officers or employees with pension, stock appreciation rights, long-term incentive, profit sharing, retirement or other plans, although we may adopt one or more of such plans in the future.

We do not maintain any life or disability insurance on any of our officers.

Summary Director Compensation Table

The table below summarizes all compensation of our directors for the year ended December 31, 2017, other than Mr. Khan and Mr. Burns, whose salary is included in the executive compensation table above:

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total ($)
Leo Womack	$48,000	$—	$118,675	$—	$—	$—	$166,675
Lee H. Lytton (4)	24,000	—	59,338	—	—	—	83,338
Joel Oppenheim	24,000	—	59,338	—	—	—	83,338
Quinten Beasley	24,000	—	59,338	—	—	—	83,338
Saleem Nizami	18,000	13,000	59,338	—	—	—	90,338

The notes below summarizes all compensation of our directors for the year ended December 31, 2017.

(1)	Fees earned due to retainers, meetings, committees and chairman services. These fees were not paid in cash but were accrued.
(2)	The fair value of stock issued for services computed in accordance with ASC 718 on the date of grant.
(3)	The fair value of options granted computed in accordance with ASC 718 on the date of grant.
(4)	On March 31, 2018, Mr. Lytton passed away unexpectedly.

The fair value of stock issued for services computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 on the date of grant. See also “Narrative Disclosure to the Director Compensation Table” below.

Narrative Disclosure to the Director Compensation Table

On March 11, 2016, the Board of Directors granted Leo B. Womack, the then Chairman of the Board of Directors of the Company an option to purchase 1 million shares of the Company’s common stock at an exercise price of $0.06 per share, which vested on January 1, 2017, and is exercisable for 36 months thereafter. The Board also granted Lee Lytton, Quinten Beasley and Joel Oppenheim, then members of the Board of Directors each an option to purchase 500,000 shares of the Company’s common stock at an exercise price of $0.06 per share, which vested on January 1, 2017, and is exercisable for 36 months thereafter. The fair value of the options granted on March 11, 2016 is $156,936.

On April 18, 2017, the Board of Directors agreed to issue James E. Burns 100,000 shares of our restricted common stock in consideration for agreeing to serve on our board of directors.  Also on April 18, 2017, the Board of Directors agreed to issue Saleem Nizami 100,000 shares of our restricted common stock in consideration for agreeing to serve on our board of directors.

On May 23, 2017, the Board of Directors granted Leo B. Womack, the then Chairman of the Board of Directors of the Company, an option to purchase 1 million shares of the Company’s common stock at an exercise price of $0.12 per share, which vested on January 1, 2018, and is exercisable for 36 months thereafter. The Board also granted Lee Lytton, Quinten Beasley, Joel Oppenheim and Saleem Nizami, then members of the Board of Directors, each an option to purchase 500,000 shares of the Company’s common stock at an exercise price of $0.12 per share, which vested on January 1, 2018, and is exercisable for 36 months thereafter. The fair value of the options granted on May 23, 2017 is $356,027.

Employment Agreements

Zel C. Khan (CEO)

On September 23, 2015, Zel C. Khan, entered into an employment agreement with the Company effective October 1, 2015 to serve as our President (which position he held through April 18, 2017) and Chief Executive Officer for an initial term of twenty-four (24) months (automatically renewable thereafter for additional one year terms), which agreement automatically extended from October 1, 2017 to September 30, 2018. The agreement provides that the Company will pay Mr. Khan an annual base salary of $160,000, with a provision for deferral of current payments until such time that the Company is cash flow positive. The Company will issue one warrant to purchase one share of the Company’s restricted common stock at an exercise price of $0.20 per share for each dollar of gross salary that is deferred.  The Warrants will have a term of 36 months from date of grant, which will vest quarterly.

Mr. Khan also received a one-time grant of one million (1,000,000) restricted shares of the Company’s common stock (the “Shares”), effective October 1, 2015.

In the event Mr. Khan’s employment is terminated by the Company without cause, he is required to receive severance pay equal to two months of his base salary. “ Cause ” means (i) the commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving misappropriation, dishonesty, unethical business conduct, disloyalty, fraud or breach of fiduciary duty, (ii) reporting to work under the influence of alcohol, (iii) the use of illegal drugs (whether or not at the workplace) or other conduct, which could reasonably be expected to, or which does, cause the Company or any of its affiliates public disgrace or disrepute or economic harm, (iv) repeated failure to perform duties as reasonably directed by the Board of Directors, (v) gross negligence or willful misconduct with respect to the Company or its affiliates or in the performance of Mr. Khan’s duties under the agreement, (vi) obtaining any personal profit not thoroughly disclosed to and approved by the board in connection with any transaction entered into by, or on behalf of, the Company or any of its affiliates, or (vii) violating any of the terms of the Company’s or its affiliates’ rules or policies applicable to Mr. Khan which, if curable, is not cured to the board’s reasonable satisfaction within fifteen (15) days after written notice thereof to Mr. Khan, or any other material breach of the agreement or any other agreement between Mr. Khan and the Company or any of its affiliates which, if curable, is not cured to the board’s reasonable satisfaction within fifteen (15) days after written notice thereof to Mr. Khan.

The employment agreement includes a non-solicitation/non-interference clause which applies for two years after the termination date of the employment agreement. The employment agreement also requires Mr. Khan to submit to the board all business, commercial and investment opportunities or offers presented to Mr. Khan or of which Mr. Khan becomes aware which relate to the business of the Company or its affiliates.

On April 18, 2017, Mr. Khan agreed to amend his agreement so that his salary was reduced to $10 per annum.

There are no family relationships between Mr. Khan and any of our other directors or executive officers.

The following shows the amount of time Mr. Khan expects to devote to our business:

Name	Percent

Zel C. Khan	90%

Paul Deputy (Former CFO))

On July 1, 2016, Paul Deputy, entered into an employment agreement with the Company effective July 1, 2016 to serve as our Chief Financial Officer for an initial term of twelve (12) months (automatically renewable thereafter for additional one-year terms), which agreement automatically renewed on July 1, 2017. The agreement provides that the Company will pay Mr. Deputy an annual base salary of $140,000, with a provision for deferral of 90 days. After the 90 days Mr. Deputy is issued one warrant for each dollar of gross salary that is deferred.  The exercise price of the warrants is the market price of the Company’s shares at each quarter end.

Mr. Deputy also received a one-time grant of warrants to purchase five hundred fifty thousand (550,000) shares of the Company’s common stock (the “Shares”), effective July 1, 2016. These warrants will be exercisable for a three-year period beginning July 1, 2016 at a strike price of $0.07 cents.

Effective January 16, 2018, Paul Deputy tendered his resignation as the Chief Financial Officer of the Company.

James E. Burns (Former President)

On April 18, 2017, James E. Burns was appointed President of the Company and entered into an employment agreement with the Company to serve as President.  The agreement provides that the Company will pay Mr. Burns $300,000 per year in base salary.  For the first year of employment, $100,000 of the salary will be paid in cash, the remaining amount will be paid by the issuance of 1,400,000 shares of common stock.  On June 30, 2017, 350,000 shares, valued at $35,000, were issued in accordance with Mr. Burns’ common stock related salary compensation.  On September 30, 2017, 350,000 shares, valued at $42,000, were issued in accordance with Mr. Burns’ common stock related salary compensation.  The $100,000 cash salary will commence after $1,000,000 is raised from the Series A Preferred Offering or a material event that brings cash into the Company.  A one-time signing bonus of 1,000,000 shares of common stock, valued at $120,000, was granted to Mr. Burns upon execution of the agreement.  Mr. Burns will also receive an annual bonus based on the percentage increase in stock price during the year.  For every percentage point increase in stock price, Mr. Burns will be paid that percentage times his base salary.  For example, if the stock price increased by 20%, then a $60,000 bonus ($300,000 * 20% = $60,000) would be paid.  On an annual basis, Mr. Burns will also receive service related warrants to purchase 1,000,000 shares of common stock with an exercise price of $0.14 per share.  At September 30, 2017, warrants to purchase 250,000 shares of common stock were granted, valued at $29,580, related to his 3rd quarter service bonus.  These warrants are based on a $0.12 price per share valuation, volatility of 286%, a discount rate of 1.09% and a 3 year term.  In addition, warrants to purchase 166,667 shares of common stock were granted, valued at $14,758, related to his 2nd quarter service bonus.  These warrants are based on a $0.09 price per share valuation, volatility of 286%, a discount rate of 1.09% and a 3 year term. On December 31, 2017, warrants to purchase 250,000 shares of common stock were granted, at a $0.17 price per share valuation, related to his 4th quarter service, volatility of 284%, and a discount rate of 1.09%, valued at $41,916.

On April 19, 2018, we entered into a Separation and Release Agreement with Mr. Burns (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Burns and the Company agreed:

(a)	that Mr. Burns would resign as President of the Company, effective May 1, 2018;
(b)	that the Company would pay Mr. Burns $33,000 in cash, issue him a warrant to purchase 3,000,000 shares of common stock (the “Separation Warrants” (which have a term of three years and an exercise price of $0.10 per share)) and issue him 2,000,000 shares of restricted common stock (the “Separation Shares”);
(c)	that Mr. Burns would release the Company from any further obligations under his prior employment agreement and release the Company from any other liabilities or claims; and
(d)	that Mr. Burns would refrain from using the Company’s confidential information, pursuant to the terms of the Separation Agreement.

Effective on May 1, 2018, the Board of Directors of the Company (a) appointed Zel C. Khan (the current Chief Executive Officer and Director of the Company) as President of the Company; and (b) appointed James E. Burns, the Company’s President prior to May 1, 2018, as Chairman of the Board of Directors of the Company.

On April 26, 2018, and effective May 1, 2018, the Company entered into a letter agreement with Mr. Burns dated April 20, 2018, pursuant to which, he agreed to serve as Chairman of the Company and the Company agreed to pay him (a) $500 per month as an automobile allowance, (b) up to $25,000 per year for he and his family’s health insurance, (c) $65,000 per year for compensation as Chairman (provided that such compensation is accrued until the Company has sufficient available capital to pay such amounts in cash and Mr. Burns is to receive 1-for-1 warrant coverage, with a $0.10 per share exercise price, for all accrued salary, issuable at the end of each calendar quarter), (d) 500,000 shares of the Company’s restricted common stock (the “Letter Shares”), (e) warrants to purchase 2,000,000 shares of the Company’s common stock, vesting at the rate of 750,000 of such warrants per quarter, upon completing and filing of each of the following four periodic filings with the Securities and Exchange Commission, having a term of 36 months, and an exercise price of $0.10 per share (the “Letter Warrants”), and (f) the right to earn bonuses as approved by the Board of Directors in its discretion from time to time. The letter agreement has a term through April 30, 2019, provided that Mr. Burn’s position as Chairman and/or director can be terminated at any time if he is not re-nominated to serve as Chairman/director, at which time the Company is required to pay the compensation due to Mr. Burns pursuant to the terms of the agreement for the lesser of three months and until the end of the term.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review by us of Forms 3 and 4 relating to fiscal year 2017 as furnished to us under Rule 16a-3(d) under the Securities Act, and Forms 5 and amendments thereto furnished to us with respect to fiscal year 2017, we believe that during fiscal 2017, that no director, executive officer, or beneficial owner of more than 10% of our common stock failed to file a report on a timely basis during 2017, except for: (i) James E. Burns, who inadvertently failed to timely report ten transactions on Form 4; (ii) Paul Deputy, who inadvertently failed to timely report eight transactions on Form 4; (iii) Leo Womack, who inadvertently failed to timely report six transactions on Form 4; (iv) Lee Lytton, who inadvertently failed to timely report four transactions on Form 4; and (v) Joel Oppenheim, who inadvertently failed to timely report thirteen transactions on Form 4.

Pursuant to SEC rules, we are not required to disclose in this filing any failure to timely file a Section 16(a) report that has been disclosed by us in a prior annual report or proxy statement.

DISSENTER’S RIGHTS

Under Texas law there are no dissenter’s rights available to our stockholders in connection with the any of the actions approved in the Majority Stockholder Consent.

OTHER MATTERS

No matters other than those discussed in this Information Statement are contained in the written consent signed by the holders of a majority of the voting power of the Company.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS ACTED UPON

No officer or director of the Company has any substantial interest in the matters acted upon, other than his or her role as an officer or director of the Company. No director of the Company opposed the actions disclosed herein.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Information Statement to the beneficial owners of common stock held of record by such persons and that the Company will reimburse them for their reasonable expenses incurred in connection therewith.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at the address below or by calling the Company at the number below and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING

As of the date of this Information Statement, we had not received notice of any stockholder proposals for the 2018 annual meeting and proposals received subsequent to the date of this Information Statement will be considered untimely. For a stockholder proposal to be considered for inclusion in our proxy or information statement for the 2019 annual meeting, our Corporate Secretary must receive the written proposal at our principal executive offices no later than the deadline stated below. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Petrolia Energy Corporation

Attention: Corporate Secretary

710 N. Post Oak Rd., Suite 512

Houston, Texas 77024

Facsimile: (832) 941-0022

Under Rule 14a-8, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 120 calendar days before the date our proxy or information statement is released to stockholders in connection with the previous year’s annual meeting. However, if we did not hold an annual meeting in the previous year or if the date of that year’s annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. Therefore, stockholder proposals intended to be presented at the 2019 annual meeting must be received by us at our principal executive office no later than , 2019 in order to be eligible for inclusion in our 2019 proxy or information statement relating to that meeting. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

Stockholder proposals must be in writing and must include (a) the name and record address of the stockholder who intends to propose the business and the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice; (c) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act. The Board of Directors reserves the right to refuse to submit any proposal to stockholders at an annual meeting if, in its judgment, the information provided in the notice is inaccurate or incomplete, or does not comply with the requirements for stockholder proposals set forth in the Company’s Bylaws.

Stockholder nominations for director candidates must include (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

As required, we have filed our 2017 Annual Report with the SEC. Stockholders may obtain, free of charge, a copy of the 2017 Annual Report by writing to us at 710 N. Post Oak Rd., Suite 512, Houston, Texas 77024, Attention: Corporate Secretary. The 2017 Annual Report is also available for download at https://www.iproxydirect.com/BBLS.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy and information statements with respect to two or more stockholders sharing the same address by delivering a single proxy or information statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy or information statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy or information statement, or if you currently receive multiple proxy or information statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Petrolia Energy Corporation, 710 N. Post Oak Rd., Suite 512, Houston, Texas 77024 or by faxing a communication to (832) 941-0022.

WHERE YOU CAN FIND MORE INFORMATION

This Information Statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this Information Statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Corporate Secretary, 710 N. Post Oak Rd., Suite 512, Houston, Texas 77024.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

Dated: ______________, 2018	PETROLIA ENERGY CORPORATION

	By:	/s/ James E. Burns
James E. Burns, Chairman

Appendix A

Form 424 (Revised 05/11) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See instructions	Certificate of Amendment	This space reserved for office use.

Entity Information

The name of the filing entity is:

Petrolia Energy Corporation

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

☒ For-profit Corporation	☐ Professional Corporation
☐ Nonprofit Corporation	☐ Professional Limited Liability Company
☐ Cooperative Association	☐ Professional Association
☐ Limited Liability Company	☐ Limited Partnership

The file number issued to the filing entity by the secretary of state is: 0802485407

The date of formation of the entity is: 06/16/2016

Amendments

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

A-1

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Registered Agent

(Complete either A or B, but not both. Also complete C.)

A. The registered agent is an organization (cannot be entity named above) by the name of:

OR

B. The registered agent is an individual resident of the state whose name is:

First Name	M.I.	Last Name	Suffix

The person executing this instrument affirms that the person designated as the new registered agent has consented to serve as registered agent.

C. The business address of the registered agent and the registered office address is:

TX
Street Address (No P.O. Box)	City	State	Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☐ Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☑ Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provisions and the full text of the provision as amended are as follows:

“Article 4 – Authorized Shares” of the Certificate of Formation shall be amended and restated as follows:

“The total number of shares of stock that the Corporation shall have authority to issue is 401,000,000, consisting of 400,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), and 1,000,000 shares of “blank check” preferred stock par value $0.001 per share (“Preferred Stock”).

Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation (“Board of Directors”) prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of the directors (the “Voting Stock”), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

A-2

Reverse Stock Split of Outstanding Common Stock

Effective as of the effective date set forth under “Effectiveness of Filing” on this Certificate of Amendment to Certificate of Formation (or in the absence of such date, on the date such Amendment to the Certificate of Formation is filed with the Secretary of State of Texas)(the “Effective Time”), every [two to fifty, depending on the final ratio approved by the Board of Directors] shares of the Corporation’s common stock (but not any shares of Preferred Stock), issued and outstanding immediately prior to the Effective Time, or held in treasury prior to the Effective Time (collectively the “Old Capital Stock”), shall be automatically reclassified and combined into One (1) share of common stock (the “Reverse Stock Split”). Any stock certificate that, immediately prior to the Effective Time, represented shares of Old Capital Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares as equals the quotient obtained by dividing the number of shares of Old Capital Stock represented by such certificate immediately prior to the Effective Time by [two to fifty, depending on the final ratio approved by the Board of Directors], subject to any adjustments for fractional shares as set forth below; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Capital Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of capital stock to which such person is entitled under the foregoing reclassification. No fractional shares of capital stock shall be issued as a result of the Reverse Stock Split. In lieu of any fractional share of capital stock to which a stockholder would otherwise be entitled, the Corporation shall issue that number of shares of capital stock as rounded up to the nearest whole share. [Additionally, any common stock shares held by any stockholder who in aggregate holds over 50, but less than 100 shares, after affecting the Reverse Stock Split, will be rounded up to an aggregate of 100 shares.] The Reverse Stock Split shall have no effect on the number of authorized shares of capital stock or the par value thereof as set forth above in Section 4 or any previously designated series of preferred stock.”

☐ Delete each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Effectiveness of Filing (Select either A, B, or C)

A. ☑ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: ______________

C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is: _______________

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date	By:	/s/

Signature of authorized person

Printed or typed name of authorized person (see instructions)

A-3